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Exhibit 10.21

Phase Forward Incorporated

Management Incentive Plan Effective January 1, 2005

Phase Forward
Management Incentive Plan

Phase Forward Incorporated
Management Incentive Plan (MIP)
Plan Document
Effective January 1, 2005

TABLE OF CONTENTS

Section		Page
I.	Purpose	3.
II.	Effective Date of Plan	3.
III.	Eligibility	3.
IV.	MIP Target Payouts	3.
V.	Measurement	3.
VI.	Transition Issues	3.
VII.	Administration	4.
Plan Exhibits
A.	Plan Components	5.
B.	MBO Process Overview	7.
C.	Participant Notification & Acknowledgement Sheet	9.

2005	2

Phase Forward
Management Incentive Plan

Management Incentive Plan (MIP)
Plan Document

I. Purpose

        The objective of the Management Incentive Plan (MIP) is to recognize and to reward the achievement of financial and individual performance goals that are essential to the success of Phase Forward. This program, in conjunction with base salary, is designed to offer designated employees of Phase Forward Incorporated and/or its subsidiaries (the "Company") total cash compensation opportunities that are fully competitive with market levels.

II. Effective Date of Plan

        The effective date for implementation of the Plan shall be January 1, 2005. A Plan year is equivalent to a calendar year. The Plan may be modified or terminated at any time by the Management Development and Compensation Committee or their designee in its or their sole discretion, without notice or consent of the Participants.

III. Eligibility

        Certain employees, designated by executive management in its sole discretion, whose roles and responsibilities are deemed by executive management to be critical to operations and who are at a management level in the organization are eligible for participation in the MIP. Target Participation Percentage, Plan Components and Component Weighting are defined by the position.

IV. MIP Target Payout

        Participants will be assigned a target payout for the MIP, expressed as a percentage of total base salary, set forth in Exhibit C. This percentage represents the potential dollar award that could be earned at 100% achievement of goals for all Plan components. The target payout percentage will vary according to the Participant's position. Actual Plan payments will vary based on performance.

V. Measurement

        The MIP consists of one component for designated Executives (defined for purposes of the plan as an employee with a title of Vice President or higher), and two components for other Participants. The Participant will be assigned a target payout for each component, expressed as a percentage of base salary, to be used to calculate an amount (i.e. 10% of $90,000 base salary equals $9,000). The weightings of the components and the resultant target percentages will vary according to the Participant's position. Each Plan component may have a different weighting. Plan components are set forth in Exhibit A and the MBO process is set forth in Exhibit B.

Transition Issues

        A Participant in the Plan must be actively employed by the company through payment dates to receive any payout on plan components. Payment dates are typically during the month of March following the end of the Plan year. Since the annual components are calculated on base salary as of December 31 of the plan year, payouts for annual components will be pro-

2005	3

Phase Forward
Management Incentive Plan

rated for those eligible Participants who join the plan during the year, prior to October 1. Employees who transfer out of an eligible position during the year into a non-eligible position in the company, but who are still employed as of the payment date, will be considered for an award based on the number of months in the eligible position and earnings accrued during those months.

        Employees hired or promoted for the first time into bonus eligible positions after October 1 will not be eligible to participate in any component of the Plan for that plan year.

VII. Administration

        The adoption, eligibility and participation in this Plan in no way infers or reflects any guarantee of a contract of employment. Except as expressly set forth in any Participant's employee agreement signed by the company and employee, all of the employees of the company are employees "at will". Participation in this plan does not confer any right to continue in the company's employ or limit the right of the company to terminate the participant at any time, with or without cause or notice.

        The financial targets assigned and recognized as goals on any of the performance factors may be revised or otherwise modified by the executive management of the company at any time to account for any material change in the business of the company. Any such revisions or modifications will be made in writing to all Participants as soon as possible after the need for such change is determined.

        If any term or condition of this Plan is found to be in non-conformance with a given state, federal, or country law, that term or condition will be non-enforceable but will not negate other terms and conditions of the Plan. However, the company will review and modify the overall plan to conform to such law.

        The company is an Equal Opportunity Employer committed to a diverse workforce. The company will not discriminate on the basis of race, color, religion, age, sexual orientation, national origin, physical or mental disability, or veteran status.

        All matters of MIP interpretation should be directed to the VP, Human Resources, and will be resolved at his/her discretion subject to the approval of the CEO and where necessary the Management Development and Compensation Committee.

2005	4

Phase Forward
Management Incentive Plan

Exhibit A
Plan Components

The Components are:

1.     Operating Income before Bonus and Stock Based Expenses

        The first component relates to the global performance by the Company against the Company's planned earnings for the fiscal year corresponding to the Plan year, as established by the Board at the beginning of the Plan year. The specific criteria upon which any bonuses may be earned during the Plan year is based on operating income before bonus and stock based expenses. The achievement of performance targets will be measured when or shortly after the Company publicly reports its financial results for the applicable period. All Participants are measured on this component. The targets may change as approved by the Board of Directors in its sole discretion, for items such as an acquisition or other extraordinary corporate event.

        This component is earned on a quarterly basis but paid annually, by the end of the March following the end of the plan year. A minimum achievement or "threshold" of 80% of global performance in each quarter is required for payout of the component applicable to that quarterly. Payments are paid according the following schedule and factored by the weighting assigned to this component:

Achievement %	Payout %
<80%	0%
80% - 99.9%	50% + 2.5% for each % achieved
100% - 125%	Actual % achieved

        For Participants with two components (i.e., non-Executives) this component is weighted such that it accounts for 80% of a Participant's targeted MIP award.

2.     Personal MBOs (Management By Objectives)

        The second component is tied to individual performance against goals established by the Participant and his/her manager. Participants other than designated Executives have an MBO component. These objectives may be adjusted throughout the year based on business needs

        Performance against the assigned MBOs will be evaluated by the Participant's manager and an overall rating between 0 - 110% in 5% increments will be assigned after the plan year-end. The rating manager determines the weighting of the various MBOs.

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Phase Forward
Management Incentive Plan

        This component is measured on an annual basis with payout determined at year-end. This component is not subject to the financial performance of the Company.

        A Participant must be actively employed in the eligible position as of the payment date to receive a payout under this component. For this component the Participant's base salary on December 31 of the plan year will be used to calculate the payment.

2005	6

Phase Forward
Management Incentive Plan

Exhibit B
Management by Objectives (MBO) Process
-Overview & Instructions -

Overview:

        The MIP incorporates an annual Management By Objectives component (MBO) for designated Participants. The MBO component is weighted such that it accounts for 20% of a Participant's targeted MIP award. All bonus eligible employees will be accountable for delivery against key strategic business objectives and/or major business initiatives.

Instructions:

  I.
  Communicate the overall strategy and major initiatives of the company and specific objectives of function.    A participant's objectives must tie directly into the broader business plan where possible. Communicating this link explicitly helps to enhance the participant's understanding of the overall business and of the climate/environment in which his/her own objectives are set.

  II.
  Develop no more than 3-4 strategic or major business-related objectives for the position.    Work with the Participant to develop objectives that involve significant positive change beyond the core responsibilities of the position.

  III.
  Clearly identify:

  •
  The goal in measurable terms (e.g., improvements in service, timeliness or accuracy, improved financial performance).
  •
  The time-frames and essential milestones to meet; and
  •
  Specific factors/behaviors likely to influence achievement of the objective. These may be internal or external in nature.

  IV.
  Discuss how and when the participant's performance against the MBOs will be reviewed and measured.
  Establish specific follow-up dates for progress reviews, at which time, you need to craft any changes necessary.

  V.
  Discuss the year-end evaluation process.    Review the MBO rating scale and impact of each MBO as it relates to determining the percentage payout achieved based on the weighting.

  VI.
  Submit final MBO's to Human Resources.    Managers should forward MBO's for each participant on their team to Human Resources by March 31 of the plan year or within 30 days of becoming a participant. Participants who have not submitted MBO's by this date will not participate in this portion of the plan for the given plan year.

  VII.
  Meet with Participants when final approval is received.    Discuss any changes or confirm final MBO's.

2005	7

Phase Forward
Management Incentive Plan

Exhibit B Page 2

                         Management By Objective (MBO) Plan
Participant's Name:

        Identify no more than 3-4 major objectives. Goals should be Strategic (or operational), Measurable, Achievable, Results oriented, and Timebound (SMART). The objectives should differentiate from your core responsibilities in that they involve significant change objectives in the areas of continuous quality and service improvement, researching or implementing new processes or systems, developing new product/business opportunities, etc.

MBO	WGT.	ACHIEVEMENT	ACHIEVEMENT %

2005	8

Phase Forward
Management Incentive Plan

Exhibit C
Participant Notification Sheet
Certificate of Acknowledgement

Operating Income before Bonus and Stock Based Expenses Target: [Redacted]

Certificate of Acknowledgement

I, , hereby certify that I have read the Phase Forward Incorporated Management Incentive Plan. I understand and agree to the terms of the plan.

Signature	Date

2005	9

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Phase Forward Incorporated Management Incentive Plan (MIP) Plan Document Effective January 1, 2005
TABLE OF CONTENTS
Management Incentive Plan (MIP) Plan Document
Management By Objective (MBO) Plan Participant's Name